                                                                    EXHIBIT 10.1



                FOURTH AMENDMENT AND JOINDER TO CREDIT AGREEMENT


         This Fourth Amendment and Joinder to Credit Agreement ("Amendment") dated as of March 31, 1997 by and among Roy F. Weston, Inc. ("Weston"); the Subsidiaries of Weston listed on the signature pages hereto (Weston and such Subsidiaries are sometimes referred to individually as a "Borrower" and collectively as the "Borrowers"); CoreStates Bank, N.A. ("CoreStates"), First Union National Bank, successor by merger to First Fidelity Bank, N.A. ("First Union") and PNC Bank, National Association ("PNC") (CoreStates, First Union and PNC are each referred to individually as a "Bank" and collectively as the "Banks"); and CoreStates Bank, N.A., as agent for the Banks hereunder (the "Agent").

                                   BACKGROUND

         A. Borrowers, Banks and Agent are currently parties to a certain Credit Agreement dated March 18, 1994, as amended from time to time ("Credit Agreement") whereby Banks established a credit facility under which loans and letters of credit were made available from time to time for the benefit of Borrowers. All capitalized terms used herein without further definition shall have the meanings ascribed thereto in the Credit Agreement.

         B. Pursuant to the terms of the Credit Agreement, the Commitments of the Banks expire on March 30, 1997 with all Loans to be repaid by March 18, 1998 (unless sooner due pursuant to the terms of the Credit Agreement).

         C. Borrowers have asked Banks to amend the Credit Agreement to, among other things, extend the Commitment Termination Date and reduce the Total Commitments of the Banks, which the Banks have agreed to do on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, intending to be legally bound, the parties promise and agree as follows:

         Section 1. Status of Current Facility. Borrowers and Banks acknowledge and agree that as of the date hereof there are no outstanding Loans and the aggregate outstanding face amount of all Letters of Credit is $7,538,791.53.

         Section 2. Joinder of Additional Borrowers. Weston has created two new subsidiaries, Weston of New Jersey, Inc. and Weston Interactive, Inc. ("New Subsidiaries"). Pursuant to Section 5.22 of the Credit Agreement, each of the New Subsidiaries hereby joins in and becomes a Borrower under the

Credit Agreement and assumes and adopts the liabilities and obligations of a Borrower thereunder with respect to the credit facility established pursuant thereto, all Loans thereunder and all other obligations and liabilities related thereto (including, without limitation, liabilities and obligations related to Letters of Credit). All references to Borrower or Borrowers contained in the Credit Agreement and each agreement, document or instrument related thereto are hereby deemed to include New Subsidiaries as Borrowers and New Subsidiaries agree to comply with all of the terms and conditions thereof as if they were original signatories thereto. Each New Subsidiary hereby becomes jointly and severally liable, along with all of the other Borrowers, for all existing and future obligations and liabilities of Borrowers to Banks and/or Agent under the terms of the Credit Agreement and any agreement, document or instrument related thereto.

         Section 3.   Amendments.

                 3.1 The Credit Agreement is amended by deleting the chart appearing in Section 2.01 thereof and replacing such chart with the following:





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

         Banks                    Amount           Commitment Percentage
         -----                    ------           ---------------------
         CoreStates               $15,000,000                  60%
         First Union              $ 5,000,000                  20%
         PNC                      $ 5,000,000                  20%
                                  -----------                 ---
         TOTAL                    $25,000,000                 100%

                 3.2 The Credit Agreement is amended by deleting the definition of "Commitment Termination Date" contained in Section 1.01 thereof and replacing such definition in its entirety with the following:

                 "Commitment Termination Date" means the earlier of (A) March 27, 1998 or (B) the date on which the Commitments are fully terminated pursuant to Section 2.05(C) or Section 6.02(A) hereof.

                 3.3 The Credit Agreement is amended by deleting the definition of "Maturity Date" contained in Section 1.01 thereof and replacing such definition in its entirety with the following:

                 "Maturity Date" means the earlier of (A) March 27, 1998 or (B) the date on which the Commitments are fully terminated pursuant to Section 2.05(C) or the obligations of the Borrowers hereunder are accelerated pursuant to Section 6.02(A) hereof.

                 3.4 The Credit Agreement is amended by deleting the definition of "Margin" contained in Section 1.01 thereof and replacing such definition in its entirety with the following:





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
                 "Margin" means (A) in the case of each Base Rate Loan, 0%; (B) in the case of each LIBOR Loan, 1%; provided, however, that in each such case, upon notice from the Agent to the Borrowers of the existence of an Event of Default and until full payment of the Borrower's obligations hereunder (or until such Event of Default is cured or waived to the satisfaction of Banks), each of the foregoing margins shall be the sum of such Margin plus 2%.

                 3.5 The Credit Agreement is amended by deleting the definition of "Total Commitments" contained in Section 1.01 thereof and replacing such definition in its entirety with the following:

                 "Total Commitments" means $25,000,000.00.

                 3.6 The Credit Agreement is amended by deleting subsection 2.02(A) thereof and replacing such subsection in its entirety with the following:

                 (A) Each Line Advance made as a LIBOR Loan shall be in an aggregate amount of $2,000,000.00 and multiples of $500,000.00 in excess thereof. Each Line Advance made as a Base Rate Loan shall be in an aggregate amount of $1,000,000.00 and multiples of $250,000.00 in excess thereof. Within the limits of the Commitments, the Borrowers may borrow, repay and reborrow under this Section 2.02 until the Commitment Termination Date, provided, however, that at no time shall the aggregate outstanding Line Advances exceed $10,000,000 provided, further, however, that such limit shall not restrict or impair the right and obligation of the Banks to make Line Advances pursuant to Section 2.15 below.





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
                 3.7 The Credit Agreement is amended by deleting the percentage "1/4%" in the fourth line of Section 2.04 thereof and replacing such percentage with the percentage "3/8%".

                 3.8 The Credit Agreement is amended by adding the following sentence to the end of subsection 2.07(B):

                 No LIBOR Loan shall have a LIBOR Interest Period which extends beyond the Maturity Date.

                 3.9 The Credit Agreement is amended by deleting Section 2.16 thereof and replacing such Section in its entirety with the following:

                 SECTION 2.16. Letter of Credit Fees. In addition to the customary fees of the Issuing Bank (for its own account) for the opening, amendment, transfer, maintenance and cancellation of Letters of Credit (a schedule of which will be furnished to the Borrowers from time to time), the Borrowers will pay to the Agent, in respect of each Letter of Credit, a fee calculated at the annual rate of 1 1/4% (1 3/4% after the Commitment Termination Date), of which 1% (1 1/2% after the Commitment Termination Date) is to be distributed among the Banks in accordance with their respective Commitment Percentages and 1/4% is to be remitted to the Issuing Bank for its sole account, on the face amount of such Letter of Credit from the date it is opened until its stated expiry date or the day on which it is paid in full, payable quarterly in arrears on the day such Letter of Credit is opened and on the first Business Day of each January, April, July, and October on which it is outstanding.

                 3.10 The Credit Agreement is amended by deleting the phrase "If any Event of Default or event that would with the passage of time or the giving of notice or both, be such an Event of Default shall then exist or arise therefrom," beginning in the first line of Section
5.13 thereof.

                 3.11      The Credit Agreement is amended by deleting Section
5.17 thereof and replacing such section in its entirety with the following:

                 Section 5.17. Net Worth. Weston will not permit its Net Worth, to be calculated at the end of each fiscal quarter commencing with the fiscal quarter ending March 31, 1997, to be less than the following amounts during the following periods:

         Period                                             Minimum Net Worth
         ------                                             -----------------
         March 31, 1997 - June 29, 1997                     $64,000,000
         June 30, 1997 - September 29, 1997                 $65,000,000
         September 30, 1997 - December 30, 1997             $67,000,000
         December 31, 1997 and thereafter                   $66,000,000

                 3.12     The Credit Agreement is amended by deleting Section
5.18 thereof and replacing such section in its entirety with the following:

                 Section 5.18. Adjusted Leverage Ratio. Weston will not permit the ratio of (A) Total Liabilities plus Contingent Liabilities (including Borrowers' reimbursement obligations for Letters of Credit, which for purposes of this covenant shall be calculated on the stated amount of Letters of Credit that have not been drawn upon plus any unpaid reimbursement obligations for Letters of Credit that have been drawn upon) to (B) Tangible Net Worth, to be calculated at the end of each fiscal quarter, to be greater than 1.75 to 1.0 as of and from December 31, 1996 and at all times thereafter.

                 3.13     The Credit Agreement is amended by deleting Section
5.20 thereof and replacing such section in its entirety with the following:

                 SECTION 5.20. Cash, Cash Equivalents and Marketable Securities. Weston and its Subsidiaries will not permit the sum of its cash, Cash Equivalents and Marketable Securities to be less than $10,000,000 at any time. Cash, Cash Equivalents, and Marketable Securities held by Cardinal Indemnity shall be excluded from this calculation. This covenant is to be tested on the last day of each month commencing March 31, 1997.

                 3.14     The Credit Agreement is amended by deleting Section
5.21 thereof in its entirety and replacing such section in its entirety with the following:

                 SECTION 5.21. Change of Control. Neither Weston nor any of its Subsidiaries shall permit or suffer a Change of Control.

                 3.15     The Credit Agreement is amended by adding a new
Section 5.25 as follows:

                 SECTION 5.25. Sale of Environmental Metrics Division. If any of the following three events should occur: 1) the Environmental Metrics Division of the Borrower is not sold on or before July 31, 1997 pursuant to the Asset Acquisition Agreement dated March 7, 1997 by and between Roy F. Weston, Inc. and Recra Environmental, Inc. (the "Acquisition Agreement"), 2) Weston and Recra Environmental, Inc., cease moving in good faith toward a final closing of the Acquisition Agreement at any time prior to July 31, 1997, or 3) the pre-tax loss attributable to the Environmental Metrics Division on a contribution level without any allocation of overhead or general and administrative expenses exceeds $1,750,000 since January 1, 1997; then the Borrower





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
                 must provide to Agent, within 10 Business Days of any of the such events specified above, a written plan for the disposition of the Environmental Metrics Division. Such plan must be acceptable to Banks as to the proposed disposition, be it through a sale, liquidation, continued operation, or otherwise, and the timing of such disposition. If such a plan is not delivered to Agent within the time frame established above or is so delivered but is not acceptable to Banks as required by the immediately preceding sentence, such failure shall constitute an immediate Event of Default (as defined herein) which shall entitle Agent and/or Banks to exercise any and all rights and remedies they are entitled to exercise hereunder upon the occurrence of an Event of Default.

                 3.16     The Credit Agreement is amended by adding a new
Section 5.26 as follows:

                 SECTION 5.26. Debt. No Borrower shall create, incur, assume or suffer to exist any indebtedness of any kind or nature, except: (1) debt under this Agreement or the Restated Line Notes; (2) debt of Borrowers disclosed in Borrower's financial statements most recently delivered to Agent and Banks prior to March 30, 1997; (3) trade indebtedness arising in the ordinary course of Borrower's business; and (4) indebtedness created to finance the acquisition of property hereafter acquired by any Borrower and secured by purchase money liens permitted pursuant to Section 5.05(A)(5) hereof provided the aggregate amount of all such indebtedness incurred during the period from March 30, 1997 through the Maturity Date shall not exceed $2,000,000.00.


                 3.17 The Credit Agreement is amended by adding the following definitions to Section 1.01 thereof in their appropriate alphabetical order:

                 "Cash Equivalents" means as to any Person, (a) commercial paper maturing in one (1) year or less from the date of issuance rated either A-1 by Standard & Poor's Corporation ("S&P"), P-1 by Moody's Investors Service, Inc. ("Moody's") or other similar rating by a nationally recognized credit rating agency of similar





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
                 standing; (b) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America, or any agency or instrumentality thereof, maturing in twelve (12) months or less from the date of acquisition thereof; (c) certificates of deposit maturing within ninety (90) days from the date of origin issued by, or money market funds held by, a Federal Reserve Bank or a commercial bank with capital, surplus and undivided profits of not less than Two Hundred Fifty Million Dollars ($250,000,000.00), (d) repurchase agreements secured by direct obligations of the United States of America, or any agency thereof, maturing in twelve (12) months or less and having a market value at the time such repurchase agreement is entered into at least equal to the amount of the repurchase obligations thereunder, entered into with a Federal Reserve Bank or a commercial bank with capital, surplus and undivided profits of not less than Two Hundred and Fifty Million Dollars ($250,000,000.00), and (e) mutual funds having at least seventy five percent (75%) of their investments in cash and/or investments included in (a) (b) (c) and (d) above.

                 "Change of Control" means, (a) with respect to Weston, (i) if any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Roy F. Weston and/or any member(s) of his immediate family, and/or any trust under which Roy F. Weston and/or any member(s) of his immediate family hold the legal and equitable interests, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall also be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 20% of the total voting power of the issued and outstanding voting stock of Weston normally entitled to vote in the election of directors of Weston or acquires the power, directly or indirectly, to direct the management or policies of Weston, or (ii) if during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of

                 Weston was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office, or (iii) a change in control of Weston of a nature that would be required to be reported in response to Item 6
                 (e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, as enacted and enforced on the date hereof, whether or not Weston is subject to such reporting requirement, and (b) with respect to any other Borrower, if at any time Weston ceases to own one-hundred (100%) percent of the outstanding capital stock of such Borrower.

                 "Marketable Securities" means all securities that would, in accordance with GAAP, be classified as marketable securities.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with all rules and regulations promulgated in connection therewith.

                 3.18 Notwithstanding anything to the contrary contained in the Credit Agreement, the Banks and Agent agree that the Credit Agreement shall not, without the written consent of all Banks, be amended in a manner which would (nor shall any waiver or consent be granted to) permit Borrowers to, at any time, have outstanding Line Advances in excess of the minimum amount of cash, Cash Equivalents and Marketable Securities then required pursuant to the Credit Agreement.

         Section 4. Notes. The Borrowers shall, contemporaneously herewith, jointly and severally execute and deliver to each Bank a restated promissory note (each, a "Restated Line Note"), in form and substance satisfactory to Banks, payable to the order of each Bank in a principal amount equal to the amount of such Bank's Commitment. The Restated Line Notes shall evidence the unconditional obligation of Borrowers to repay the Line Advances. The Restated Line Notes shall amend and replace (but not extinguish the obligations evidenced by or cause a novation of) those certain Line Notes executed by Borrowers in favor of Banks, each dated March 18, 1994. All references to the Notes or the Line Notes contained in the Credit Agreement or any of the other Loan Documents shall hereinafter be deemed to refer to the Restated Line Notes.

         Section 5. Amendment Fee. In consideration of the amendments set forth herein, Borrowers shall pay to Agent, for the ratable benefit of each Bank according to each Bank's respective Commitment Percentage, a fully earned, non-refundable amendment fee of $37,500 ("Amendment Fee"), due and payable contemporaneously with the execution hereof.

         Section 6.       Miscellaneous.





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
                 6.1 Each Borrower represents and warrants to the Banks and Agent that it has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment and the Restated Line Notes. This Amendment and the Restated Line Notes are, or when executed by the Borrowers and delivered to the Agent will be, fully executed and constitute valid and legally binding obligations of the Borrowers, enforceable against each Borrower in accordance with their respective terms. Each Borrower hereby ratifies, confirms and restates each of the representations and warranties of the Borrowers set forth in Article IV of the Credit Agreement as being true and correct on the date hereof except for those contained in Section 4.04 thereof.

                 6.2 As a condition to the effectiveness of this Amendment, the Borrowers shall cause to be delivered to Agent, (for the benefit of Banks) the following (all to be in form and substance satisfactory to Agent and its counsel);

                          (a) this Amendment, fully executed by each of the
Borrowers, Banks and Agent;

                          (b) the Restated Line Notes, each fully executed by
the Borrowers;

                          (c) a certificate from the secretary of each Borrower
certifying true and correct copies of the applicable





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
Borrower's (i) corporate resolutions authorizing the execution, delivery and performance of this Amendment and the Restated Line Notes, (ii) Articles of Incorporation and (iii) Bylaws;

                          (d) Good Standing Certificates for each Borrower
issued by the Secretary of State of the state where each such Borrower was incorporated;

                          (e) Incumbency Certificates for each Borrower;

                          (f) an opinion of counsel from counsel to each of the
Borrowers; and

                          (g)     payment of the Amendment Fee in good cleared
funds.

                 6.3 This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

                 6.4 This Amendment and the documents, instruments and agreements executed and delivered pursuant hereto constitute the entire agreement among the parties relating to the specific subject matter contained in this Amendment.

                 6.5 This Amendment shall amend and is incorporated into the Credit Agreement. In the event of any express inconsistency between the terms hereof and the terms of the





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
Credit Agreement, the terms hereof shall control. Except as expressly amended by this Amendment, all of the terms and conditions of the Credit Agreement remain in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Fourth Amendment and Joinder to Credit Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                                   ROY F. WESTON, INC.


Attest:___________________                         By:_______________________________

                                                   Name:_____________________________

                                                   Title:____________________________


                                                   ROY F. WESTON OF NEW YORK, INC.

Attest:___________________                         By:_______________________________

                                                   Name:_____________________________

                                                   Title:____________________________

                      (SIGNATURES CONTINUED ON NEXT PAGE)
                   (SIGNATURES CONTINUED FROM PREVIOUS PAGE)


                                                   ROY F. WESTON (DELAWARE), INC.

Attest:___________________                         By:_______________________________

                                                   Name:_____________________________

                                                   Title:____________________________





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

                                                   ROY F. WESTON (IPR), INC.

Attest:___________________                         By:_______________________________

                                                   Name:_____________________________

                                                   Title:____________________________



                                                   TRANS-THERMAL SYSTEMS, INC.

Attest:___________________                         By:_______________________________

                                                   Name:_____________________________

                                                   Title:____________________________


                                                   ROY F. WESTON OF MISSOURI, INC.
                                                   (f/k/a Roy F. Weston of Idaho, Inc.)

Attest:___________________                         By:_______________________________

                                                   Name:_____________________________

                                                   Title:____________________________


                                                   WESTON (A BUSINESS TRUST)

Attest:___________________                         By:_______________________________

                                                   Name:_____________________________

                                                   Title:____________________________

                      (SIGNATURES CONTINUED ON NEXT PAGE)

                   (SIGNATURES CONTINUED FROM PREVIOUS PAGE)

                                                   WESTON ENVIRONMENTAL METRICS, INC.
                                                   (f/k/a Weston-Gulf Coast, Inc.)

Attest:___________________                         By:_______________________________

                                                   Name:_____________________________

                                                   Title:____________________________

                                                   WESTON INTERNATIONAL HOLDINGS, INC.

Attest:___________________                         By:_______________________________

                                                   Name:_____________________________

                                                   Title:____________________________


                                                   WESTON OF NEW JERSEY, INC.

Attest:___________________                         By:_______________________________

                                                   Name:_____________________________

                                                   Title:____________________________


                                                   WESTON INTERACTIVE, INC.
                                                   (A Delaware corporation)

Attest:___________________                         By:_______________________________

                                                   Name:_____________________________

                                                   Title:____________________________



                                                   WESTON INTERNATIONAL INC.

Attest:___________________                         By:_______________________________

                                                   Name:_____________________________

                                                   Title:_____________________________


                      (SIGNATURES CONTINUED ON NEXT PAGE)

                   (SIGNATURES CONTINUED FROM PREVIOUS PAGE)





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
                                              PNC BANK NATIONAL ASSOCIATION

                                              By:_______________________________

                                              Name:_____________________________

                                              Title:____________________________


                                              FIRST UNION NATIONAL BANK

                                              By:_______________________________

                                              Name:_____________________________

                                              Title:____________________________



                                              CORESTATES BANK, N.A.,
                                              (individually and as Agent)

                                              By:_______________________________

                                              Name:_____________________________

                                              Title:____________________________





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